UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

EOS ENERGY ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On August 19, 2024, Eos Energy Enterprises, Inc. (the “Company” or “Eos”) sent the following email to Company employees:

Eos Team,

As we continue to drive our Company’s mission, your voice as a stockholder remains crucial in shaping the future of Eos. The Company has an important special meeting of stockholders (the “Special Meeting”) scheduled for September 10, 2024, and I encourage each of you to cast your vote as a stockholder of the Company. The Special Meeting is being held to approve two critical proposals linked to the recently announced credit agreement with Cerberus Capital Management. The details of each proposal are more fully described in the Company’s definitive proxy statement which is available by clicking the following link (Notification to Shareholders).

The Board of Directors recommends that you vote “FOR” the following proposals:

The Issuance Cap Proposal (as more fully described in the Proxy) pursuant to which the Company would be authorized to issue in excess of 19.99% of the shares of common stock pursuant to the terms of the Cerberus Credit Facility.

The Adjournment Proposal (as more fully described in the Proxy) pursuant to which the Company would be authorized to adjourn the Special Meeting to a later date if necessary to permit further solicitation of proxies in the event that there are insufficient votes for the approval of the Issuance Cap Proposal or in absence of a quorum.

Every vote counts and your positive vote in favor of both these proposals will help drive the company forward. Please note that only employees with shares that (i) were acquired in the open market by July 31, 2024 or (ii) have vested as of July 31, 2024, will be eligible to participate in the voting process.

To vote on the proxy proposal, please follow the below steps as it relates to your UBS account:

If your account is enrolled for E-Delivery of Shareholder Communications, then you will or should have received a meeting notification from id@proxyvote.com. The notification will have a link to all the documents and a control number that can be used to vote via proxyvote.com.

If your account is not enrolled, then you will be sent a physical proxy and supporting documents via mail.

If you have any questions about the above or require any assistance with the voting process, please contact the HR, Legal, or Investor Relations Departments.

Thank you for your continued dedication and support.

Joe

Important Information and Where You Can Find It

Certain information in this communication may be deemed to be solicitation material in respect of a vote of stockholders to approve the issuance of more than 19.99% of the outstanding common stock under the warrants and the convertibility of preferred stock issued or issuable as part of the financing transaction entered into on June 21, 2024 (the “Financing”). In connection with the requisite stockholder approval, Eos filed on August 8, 2024, a definitive proxy statement (the “Definitive Proxy Statement”), which is available at the SEC’s website (http://www.sec.gov) and has been sent to the stockholders of Eos, seeking certain approvals related to the exercisability of the warrants and the convertibility of the preferred stock issued or issuable pursuant to the Financing.

INVESTORS AND SECURITY HOLDERS OF EOS AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE FINANCING, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EOS AND THE FINANCING. Investors and security holders will be able to obtain a free copy of the proxy statement, as well as other relevant documents filed with the SEC containing information about Eos, without charge, at the SEC’s website (http://www.sec.gov). Copies of documents filed with the SEC can also be obtained, without charge, by directing a request to Investor Relations, Eos Energy Enterprises, Inc. at 862-207-7955 or email ir@eose.com.

Participants in the Solicitation of Proxies in Connection with Financing

Eos and certain of its respective directors, executive officers and employees may be deemed under the rules of the SEC to be participants in the solicitation of proxies with respect to the requisite stockholder approval related to the Financing. Information regarding Eos directors and officers is available in (i) its definitive proxy statement for the 2024 annual stockholders meeting, which was filed with the SEC on April 2, 2024, and (ii) its current reports on Form 8-K filed by Eos on June 24, 2024 and July 29, 2024. Other information regarding the participants in the solicitation of proxies in respect to the Financing and the description of their direct and indirect interests, as security holders or otherwise, is contained in the Definitive Proxy Statement and other relevant materials to be filed by Eos with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in these communications are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company’s path to profitability and strategic outlook, the delayed draw term loan, milestones thereunder and the anticipated use of proceeds therefrom, statements that refer to outlook, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on the Company’s management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which the Company is engaged; the Company’s ability to forecast trends accurately; the Company’s ability to generate cash, service indebtedness and incur additional indebtedness; the Company’s ability to achieve the operational milestones on the delayed draw term loan; the Company’s ability to raise financing in the future, including the discretionary revolving facility from Cerberus; the Company’s customers’ ability to secure project financing; the amount of final tax credits available to the Company’s customers or to Eos pursuant to the Inflation Reduction Act of 2022, uncertainties around the Company’s ability to meet the applicable conditions precedent and secure final approval of a loan, in a timely manner or at all from the U.S. Department of Energy Loan Programs Office, or the timing of funding and the final size of any loan that is approved; the possibility of a government shutdown while the Company works to meet the applicable conditions precedent and finalize loan documents with the U.S. Department of Energy Loan Programs Office or while the Company awaits notice of a decision regarding the issuance of a loan from the U.S. Department of Energy Loan Programs Office; the Company’s ability to continue to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in the Company’s revenue and operating results; competition from existing or new competitors; the Company’s ability to convert firm order backlog and pipeline to revenue; risks associated with security breaches in the Company’s information technology systems; risks related to legal proceedings or claims; risks associated with evolving energy policies in the United States and other countries and the potential costs of regulatory compliance; risks associated with changes to the U.S. trade environment; risks resulting from the impact of global pandemics, including the novel coronavirus, COVID-19; the Company’s ability to maintain the listing of the Company’s shares of common stock on NASDAQ; the Company’s ability to grow the Company’s business and manage growth profitably, maintain relationships with customers and suppliers and retain the Company’s management and key employees; risks related to the adverse changes in general economic conditions, including inflationary pressures and increased interest rates; risk from supply chain disruptions and other impacts of geopolitical conflict; changes in applicable laws or regulations; the possibility that Eos may be adversely affected by other economic, business, and/or competitive factors; other factors beyond the Company’s control; risks related to adverse changes in general economic conditions; and other risks and uncertainties.

The forward-looking statements contained in these communications are also subject to additional risks, uncertainties, and factors, including those more fully described in the Company’s most recent filings with the SEC on, including the Company’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that the Company makes with the SEC from time to time. Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in these communications.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

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